Exhibit 15.1

December 16, 2021

U.S. Ecology, Inc.

101 S. Capitol Blvd., Suite 1000

Boise, Idaho 83702

We are aware that our reports dated May 3, 2021, August 2, 2021, and November 5, 2021 on our review of interim financial information of U.S. Ecology, Inc. appearing in U.S. Ecology, Inc.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, respectively, are incorporated by reference in this Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Boise, Idaho